UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2013 (March 29, 2013)

SOLERA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33461	26-1103816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7 Village Circle, Suite 100
Westlake, TX 76262
(Address of principal executive offices, including Zip Code)
(817) 961-2100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2013 (the “Date of Grant”), the Compensation Committee (the “Committee”) of Solera Holdings, Inc. (the “Company”) granted special, four-year, long-term incentive awards (the “Long-Term Awards”) to: Tony Aquila, the Company's founder, Chairman, Chief Executive Officer and President; Renato Giger, the Company's Chief Financial Officer; Abilio Gonzalez, the Company's Senior Vice President of Global Human Resources; and Jason Brady, the Company's Senior Vice President and General Counsel (each an “Executive” and collectively the “Executives”). The Long-Term Awards are intended to incentivize the Executives' long-term commitment to the Company and continued contributions to both increasing the profitability and value of the Company during the first phase of the Company's previously-announced financial mission to achieve $2.0 billion in revenue and $800.0 million in Adjusted EBITDA by the Company's fiscal year 2020 (“Mission 2020”).

The Long-Term Awards are non-qualified stock options granted under the Company's 2008 Omnibus Incentive Plan (the “2008 Plan”). Vesting and exercisability for 70% of the stock options is dependent upon achievement of adjusted EBITDA targets tied to Mission 2020 and upon achievement of certain total shareholder return (“TSR”) goals (the “Performance-Based Awards”). The Committee chose the adjusted EBITDA performance goal to tie vesting with the growth objectives underlying Mission 2020. The TSR hurdle was included to enhance the alignment with the stockholders already embedded in stock options (which only have value if the stock price increases) by requiring actual stockholder returns during the vesting periods to meet or exceed the 60th percentile as compared to the stockholder returns of companies listed at the Date of Grant on the S&P 400 Midcap Index.

The remaining 30% of the stock options vest pursuant to a time-based vesting schedule, in three equal installments at fiscal year end 2015, 2016 and 2017 (the “Time-Based Awards”).

The number of Long-Term Awards granted to the Executives is set forth below:

	Tony Aquila	Renato Giger	Jason Brady	Abilio Gonzalez
	Number of Long-Term Awards	Number of Long-Term Awards	Number of Long-Term Awards	Number of Long-Term Awards
Performance-Based Awards	901,928	193,250	125,737	125,737
Time-Based Awards	386,540	82,822	53,888	53,888
Total	1,288,468	276,072	179,625	179,625

The exercise price of the Long-Term Awards is $58.33 per share, which is equal to the closing price of the Company's common stock on March 28, 2013 as reported by the New York Stock Exchange (“NYSE”). In accordance with the 2008 Plan, the prior day's closing price was used due to the fact that the NYSE was closed on the date of grant in observance of Good Friday. The Long-Term Awards will expire if not exercised by March 29, 2020 (the “Expiration Date”).

In recognition of the amount and purpose of the Long-Term Awards, the Committee does not intend to grant Mr. Aquila any additional equity compensation awards until the fourth quarter of the Company's fiscal year 2016. Additional Long-Term Awards may be granted to the other Executives during the next one to two fiscal years based upon the recommendation of Mr. Aquila and the discretion of the Committee. These awards will include terms and conditions that are substantially similar to the terms and conditions of the Long-Term Awards described herein.

The Performance-Based Awards will vest and be exercisable if the Company satisfies both of the following vesting triggers: (i) a pre-determined adjusted EBITDA result by the end of a particular fiscal year (the “Adjusted EBITDA Vesting Trigger”) and (ii) a TSR during the applicable measurement period at or above the 60th percentile as compared to the companies listed at the Date of Grant on the S&P 400 Midcap Index (the “TSR Vesting Trigger”).

The initial tranche of 25% of the Performance-Based Awards will vest if the Company achieves the (i) Adjusted EBITDA Vesting Trigger during fiscal year 2014, fiscal year 2015 or fiscal year 2016 and (ii) TSR Vesting Trigger during any consecutive 20 trading day period ending July 1, 2014 or ending any day thereafter through the Expiration Date. The second tranche of 25% of the Performance-Based Awards will vest if the Company achieves the (i) Adjusted EBITDA Vesting Trigger during fiscal year 2015, fiscal year 2016 or fiscal year 2017 and (ii) TSR Vesting Trigger during any consecutive 20 trading day period ending July 1, 2015 or ending any day thereafter through the Expiration Date. The third tranche of 25% of the Performance-Based Awards will vest if the Company achieves the (i) Adjusted EBITDA Vesting Trigger during fiscal year 2016 or fiscal year 2017 and (ii) TSR Vesting Trigger during any consecutive 20 trading day period ending July 1, 2016 or ending any day thereafter through the Expiration Date. The final tranche of 25% of the Performance-Based Awards will vest if the Company achieves the (i) Adjusted EBITDA Vesting Trigger during fiscal year 2017 and (ii) TSR Vesting Trigger during any consecutive 20 trading day period ending July 1, 2017 or ending any day thereafter through the Expiration Date. If the Company does not achieve the Adjusted EBITDA Vesting Trigger by the last day of the last fiscal year applicable to the tranche, then the Performance-Based Awards subject to that tranche will be immediately forfeited. In the event of a change in control of the Company, the Performance-Based Awards will vest as follows: (i) if the actual TSR of the Company's common stock measured from the Date of Grant through the consummation date of the change in control equals or exceeds 67%, then all of the unvested Performance-Based Awards (other than those that have been previously forfeited) (the “Unvested Performance-Based Awards”) will vest upon the consummation of the change in control; or (ii) if the actual TSR of the Company's common stock measured from the Date of Grant through the consummation date of the change in control is greater than 0% but less than 67%, then the Unvested Performance-Based Awards will vest upon the consummation of the change in control at the rate of 1.5% for each whole percentage point of TSR.

One-third of the Time-Based Awards vest on each of June 30, 2015, 2016 and 2017. If a change in control of the Company occurs before June 30, 2017, the Time-Based Awards will vest as follows: (i) if the Time-Based Awards are not assumed or substituted for in an economically equivalent manner by the acquiror, then the Time-Based Awards will vest upon the consummation of the change in control; or (ii) if the Time-Based Awards are assumed or substituted for in an economically equivalent manner by the acquiror and the Executive's employment is terminated without cause or for good reason within 24 months following the change in control, then the Time-Based Awards will vest immediately following such termination.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA HOLDINGS, INC.

/s/ JASON M. BRADY
Date: April 2, 2013	Name: Jason M. Brady
Title: Senior Vice President, General Counsel and Secretary